SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2008
Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

   1-12431
(Commission File Number)

22-3282551
(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

(1)
On October 23, 2008, acting pursuant to an affirmative vote at a meeting of the Board of Directors of Unity Bancorp, Inc. (the “Company”), Mr. Raj Patel was appointed to serve as a director of the Company.  Mr. Patel is the President and CEO of Raja Group; President and CEO of Millenium Hospitality; Founder and Board Member of Rainbow Investment Group; and Founder of Rainbow Distribution Group.

(2)	There are no arrangements or understandings between Mr. Patel and any other persons pursuant to which Mr. Patel was selected as a director.

(3)
Mr. Patel has not been appointed to any committees of the Board of Directors and is not expected to be named to any such committees; provided, however, that Mr. Patel will continue to serve upon certain committees of our wholly-owned subsidiary, Unity Bank.

(4)	There are no “related party transactions” between Mr. Patel and the Bank which require disclosure.

(5)
There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Patel is a party, or in which he participates, that was entered into or amended, in connection with Mr. Patel being appointed as a director of the Company.  However, Mr. Patel shall continue to be eligible for compensatory arrangements with the Company’s wholly-owned subsidiary Unity Bank, for services rendered both in the past, present and the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
Date: October 28, 2008	By:	/s/Alan J. Bedner, Jr. . Alan J. Bedner, Jr. EVP and Chief Financial Officer